Exhibit 10.1

SEPARATION AGREEMENT

This Separation Agreement (this “Agreement”) is entered into as of March 27, 2020 (the “Effective Date”), by and between Aware, Inc., a Massachusetts corporation with its principal offices located at 40 Middlesex Turnpike, Bedford, Massachusetts 01730 (together with its successors and assigns, the "Company"), and David J. Martin (the "Executive").

WHEREAS, the Executive has indicated to the Board of Directors of the Company that he intends to retire as Chief Financial Officer of the Company; and

WHEREAS, the Company and the Executive desire that the Executive continue to work for the Company during a transition period from the Effective Date, but in no event beyond June 30, 2020, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.       Term of Employment. The Executive’s term of employment with the Company (the “Term”) will continue until the earlier of May 1, 2020 or such other date as the Company and the Executive may agree in writing (the earlier of May 1, 2020 or such other date is referred to as the “Expected Transition Date”). The Company may choose to extend the Term beyond May 1, 2020 if the Executive’s services continue to be required or needed by the Company, but in no event shall the Term extend beyond the earlier of: (i) ten (10) days after the start date of a new chief financial officer for the Company or (ii) June 30, 2020. From the Effective Date through the end of the Term, the Executive will continue to perform executive-level functions and will assist the Company in searching for and vetting a new chief financial officer for the Company.

2.       Compensation. From the Effective Date through the Expected Transition Date, the Executive will continue to receive his annual base salary as in effect on the Effective Date (the “Base Salary”) and he will continue to be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans. If the Executive remains employed after May 1, 2020, the Executive will receive during that period base salary at a rate equal to 1.5 times his Base Salary and he will continue to be eligible to participate in or receive benefits under the Company’s employee benefit plans in effect from time to time, subject to the terms of such plans.

3.       Post-Employment Compensation.

3.1.   Post-Employment Compensation for Service Through Expected Transition Date. Unless the Executive’s employment with the Company has been terminated by the Company for “Cause” prior to the Expected Transition Date or the Executive has voluntarily terminated his employment with the Company, and subject to the Executive signing and delivering to the Company a Release substantially in the form attached hereto as Exhibit A, with the Release becoming irrevocable and fully effective, the Company shall pay to the Executive after the Expected Transition Date three months’ additional Base Salary in a lump-sum to the Executive within five business days of the Release becoming effective.

3.2.   Post-Employment Compensation for Service After Expected Transition Date. In the event the Executive’s employment with the Company continues past May 1, 2020, the Executive will receive at the end of such employment, additional salary equal to a pro rata portion of his Base Salary based on the number of days he remains employed after May 1, 2020. For example, if the Executive works from May 2, 2020 through May 15, 2020, such additional salary would be as follows: (Base Salary x 14/365). Payment of such additional Base Salary will be subject to the Executive signing and delivering to the Company a Release substantially in the form attached hereto as Exhibit A, with the Release becoming irrevocable and fully effective, at which time the Company shall pay such additional salary in a lump-sum to the Executive within five business days of the Release becoming effective.

3.3.    No Other Severance or Accelerated Vesting. Section 3 of this Agreement contains the entire understanding between the Company and the Executive concerning any post-termination of employment compensation owed by the Company to the Executive.

3.4.     Definition of Cause. The term “Cause” shall mean: (a) the Executive has been charged by the United States or a state or political subdivision thereof with conduct which is a felony or which is a misdemeanor involving moral turpitude, deceit, dishonesty or fraud under the laws of the United States or any state or political subdivision thereof; (b) fraud or embezzlement by the Executive with respect to funds of the Company or dishonest, unethical or improper conduct by the Executive that has had, or is reasonably likely to have, a material adverse impact on the reputation for honesty and fair dealing of the Company; (c) the Executive’s failure to comply with lawful instructions not inconsistent with this Agreement given to the Executive by the Board, which failure is not cured or corrected within thirty (30) days after the Executive’s receipt of written notice from the Company referring to this Section and describing with specificity the instructions with which the Executive did not comply; (d) the Executive’s material failure to comply with reasonable policies, directives, standards and regulations adopted by the Company, including, without limitation, the Company’s policies regarding insider trading, except any such failure, that, if capable of cure, is remedied by the Executive within thirty (30) days after the Executive’s receipt of written notice from the Company referring to this paragraph and describing with specificity the failure of the Executive to comply; and (e) material breach by the Executive of the Employee Non-Disclosure, Non-Competition and Intellectual Property Agreement by and between the Executive and the Company or any other written agreement between the Executive and the Company.

4.       Non-Disparagement. The Executive agrees not to make any disparaging statements concerning the Company, any of its affiliates; any of its or their products or services; or any of its or their current or former officers, directors, shareholders, employees, clients or agents. These non-disparagement obligations shall not in any way affect the Executive’s obligation to testify truthfully in any legal proceeding. The Company agrees that its executive team and Board members will not make any disparaging statements about the Executive. This obligation shall not in any way affect their obligation to testify truthfully in any legal proceeding.

5.       General Terms.

5.1.   Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding between the Company and the Executive, and supersede all prior negotiations, agreements, arrangements, and understandings, both written or oral, between the Company and the Executive with respect to the subject matter of this Agreement.

5.2.   Waiver or Amendment.

(a)       The waiver by either party of a breach or violation of any term or provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach or violation of any provision of this Agreement or of any other right or remedy.

(b)       No provision in this Agreement may be amended unless such amendment is set forth in a writing that specifically refers to this Agreement and is signed by the Executive and the Company.

5.3.   Counterparts. This Agreement may be executed in any number of counterparts and by the separate parties hereto in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to be one and the same instrument.

5.4.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its conflict of laws rules.

5.5.   Authority to Execute. The undersigned representative of the Company represents and warrants that he has full power and authority to enter into this Agreement on behalf of the Company, and that the execution, delivery and performance of this Agreement have been authorized by the Board. Upon the Executive's acceptance of this Agreement by signing and returning it to the Company, this Agreement will become binding upon the Executive and the Company.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.

EXECUTIVE	AWARE, INC.
__________________________ David J. Martin	By: _________________________

Exhibit A

GENERAL RELEASE AND WAIVER OF ALL CLAIMS
(INCLUDING OLDER WORKER BENEFITS PROTECTION ACT CLAIMS)

For good and valuable consideration, including without limitation the compensation and benefits set forth in the Separation Agreement dated February [      ], 2020 (the “Agreement”) between the undersigned and Aware, Inc. (the “Company”), to which this General Release and Waiver of All Claims is attached, the terms of which Agreement shall survive this General Release and Waiver of Claims, the undersigned, on behalf of and for himself or herself and his or her heirs, administrators, executors, representatives, estates, attorneys, insurers, successors and assigns (hereafter referred to separately and collectively as the “Releasor”), hereby voluntarily releases and forever discharges the Company, and its subsidiaries (direct and indirect), affiliates, related companies, divisions, predecessor and successor companies, and each of its and their present, former, and future shareholders, officers, directors, employees, agents, representatives, attorneys, insurers and assigns (collectively as “Releasees”), jointly and individually, from any and all actions, causes of action, claims, suits, charges, complaints, contracts, covenants, agreements, promises, debts, accounts, damages, losses, sums of money, obligations, demands, and judgments all of any kind whatsoever, known or unknown, at law or in equity, in tort, contract, by statute, or on any other basis, for contractual, compensatory, punitive or other damages, expenses (including attorney’s fees and cost), reimbursements, or costs of any kind, which the undersigned employee ever had, now has, or may have, from the beginning of the world to the date of this Release, known or unknown, in law or equity, whether statutory or common law, whether federal, state, local or otherwise, including but not limited to any and all claims arising out of or in any way related to the undersigned’s engagement by the Company (including the hiring or termination of that engagement), or any related matters including, but not limited to claims, if any arising under the Age Discrimination in Employment Act of 1967, as amended by the Older Worker Benefits Protection Act; the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991, as amended; the Family and Medical Leave Act of 1993, as amended; the Immigration Reform and Control Act of 1986; the Americans with Disabilities Act of 1990, as amended; the Employee Retirement Income Security Act (ERISA), as amended; the Massachusetts laws against discrimination and harassment (including Mass. Gen. L. c. 151B), protecting equal rights or concerning the payment of wages (including Mass. Gen. L. c. 149, section 148 et seq. and Mass. Gen. L. c. 151, section 1A, et seq.), and federal, state or local common law, laws, statutes, ordinances or regulations. Notwithstanding the foregoing, nothing contained in this General Release and Waiver of Claims shall be construed to bar any claim by the undersigned to enforce the terms of the Agreement.

Releasor represents and acknowledges the following:

(a)	that Releasor understands the various claims Releasor could have asserted under federal or state law, including but not limited to the Age Discrimination in Employment Act, Mass. Gen. L. c. 151B, the Massachusetts Wage Act and Massachusetts overtime pay law and other similar laws;

(b)	that Releasor has read this General Release carefully and understands all of its provisions;

(c)	that Releasor understands that Releasor has the right to and is advised to consult an attorney concerning this General Release and in particular the waiver of rights Releasor might have under the laws described herein and that to the extent, if any, that Releasor desired, Releasor availed himself or herself of this right;

(d)	that Releasor has been provided at least twenty-one (21) days to consider whether to sign this General Release and that to the extent Releasor has signed this General Release before the expiration of such twenty-one (21) day period Releasor has done so knowingly and willingly;

(e)	that Releasor enters into this General Release and waives any claims knowingly and willingly; and

(f)	that this General Release shall become effective seven (7) days after it is signed. Releasor may revoke this General Release within seven (7) days after it is signed by delivering a written notice of rescission to Chair, Compensation Committee of the Board of Directors at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730. To be effective, the notice of rescission must be hand delivered, or postmarked within the seven (7) day period and sent by certified mail, return receipt requested, to the referenced address.

Signed and sealed this ____ day of _____________, 20__.

Signed:	___________________________
Name (print):	___________________________

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